Exhibit 5.1

Bonner & Associates
P.O. Box 971
La Jolla, CA 92038-0971
Tel:  (619) 278-8326
Email:  Henry@Bonner.net

February 3, 2017

Mexico Sales Made Easy, Inc.
1785 E. Sahara Ave. Suite 490
Las Vegas, NV, 89104

Re:  Amended Registration Statement on Form S-1/A
Ladies and Gentlemen:

We have acted as legal counsel to Mexico Sales Made Easy, Inc., a Nevada corporation (the "Company") CIK# 0001629890), with respect to the Registration Statement on Form S-1/A (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration for resale of up to 264,000 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), including 132,000 Shares underlying warrants (the "Warrants").

Based on our review of the Articles of Incorporation of the Company, as amended and restated the Bylaws of the Company, as amended, the relevant statutory provisions of the Nevada Revised Statutes and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We understand that this letter is to be used in connection with the Registration Statement, as it may be amended from time to time, and hereby consent to the filing of this letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Bonner & Associates
Bonner & Associates